CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-52090, Form S-3 No. 333-68528, Form S-3 No. 333-75939, Form S-3 No. 333-90567, Form S-3 No. 333-87861, and form
S-3 No. 333-51991) of Hovnanian Enterprises, Inc. and in the related Prospectuses and in the Registration Statement (Form S-8 No. 333-92977) pertaining to the 1999 Stock Incentive Plan of Hovnanian Enterprises, Inc. and in the Registration Statements (Form S-8 No. 333-56972, Form S-8 No. 033-36098, and Form S-8 No. 002-92773) pertaining to the 1983
Stock Option Plan of Hovnanian Enterprises, Inc and in the Registration Statement (Form S-8 No. 333-56640) pertaining to the Washington Homes Employee Stock Option Plan of our report dated December 11, 2001, with respect to the consolidated financial statements of Hovnanian Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2001.


/s/Ernst & Young LLP

New York, New York
January 18, 2002